UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 27, 2017

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York (Address of principal executive offices)		10036 (Zip Code)

Registrant’s telephone number, including area code:  (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.

On October 27, 2017, Verizon Communications Inc. (“Verizon”) closed the sale of €1,250,000,000 aggregate principal amount of its 1.375% Notes due 2026, €750,000,000 aggregate principal amount of its 1.875% Notes due 2029, €1,500,000,000 aggregate principal amount of its 2.875% Notes due 2038 and £1,000,000,000 aggregate principal amount of its 3.375% Notes due 2036, pursuant to a purchase agreement for debt securities with Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch and the other several purchasers named therein. The notes were sold pursuant to an effective shelf registration statement on Form S-3 (Reg. No. 333-213439), which became effective upon filing with the Securities and Exchange Commission on September 1, 2016 (the “Registration Statement”).

This Current Report on Form 8-K is being filed for the purpose of filing the forms of notes as Exhibits to the Registration Statement and such Exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Global Note representing Verizon’s 1.375% Notes due 2026.

4.2	Form of Global Note representing Verizon’s 1.875% Notes due 2029.

4.3	Form of Global Note representing Verizon’s 2.875% Notes due 2038.

4.4	Form of Global Note representing Verizon’s 3.375% Notes due 2036.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc. (Registrant)

Date: October 27, 2017	By:	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary